UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2011

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective August 29, 2011, Capella Education Company entered into an amendment of our current lease with Minneapolis 225 Holdings, LLC pursuant to which we will renew and extend our existing lease for premises at 225 South Sixth Street in Minneapolis, Minnesota.

Our current lease for 225 South Sixth Street expires October 31, 2015 and covers 426,165 square feet. The terms of the lease amendment include:

•	Three year extension of existing lease term through October 31, 2018;

•	Expansion right into space contiguous to current premises commencing on January 1, 2017;

•	Relinquishment of rights with respect to certain premises on the 12th floor of the building;

•	Base rents (exclusive of charges for operating costs and taxes) for the majority of the premises from November 1, 2015 through the end of the term ranging from $14.95 to $15.71 per square foot;

•	Landlord-funded tenant improvement allowance of approximately $850,000 for the current premises to be advanced on or before June 30, 2015; and

•	Unilateral tenant right to extend lease for two successive periods of five years each.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: August 30, 2011	By	/s/ Gregory W. Thom
Gregory W. Thom
Senior Vice President and
General Counsel